EXHIBIT 10.11

FIRST AMENDMENT TO BONDING SUPPORT AGREEMENT

The Bonding Support Agreement (the “Agreement”) dated as of May 22, 2003 by and between Northern Power Systems, Inc. and Proton Energy Systems, Inc. is hereby amended by replacing the words “$2 million” in the last sentence of Section 1 thereof with the words “$3 million”. Except as amended herein, the Agreement is confirmed to remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Agreement as of this 1st day of August, 2003.

NORTHERN POWER SYSTEMS, INC.

By:	/S/ CHARLES CURTIS

Name: Charles Curtis Title: V.P. Finance

PROTON ENERGY SYSTEMS, INC.

By:	/S/ WALTER W. SCHROEDER

Name: Walter W. Schroeder Title: Chief Executive Officer